EX-28.q.i
DIMENSIONAL ETF TRUST
POWER OF ATTORNEY
The undersigned officers and trustees of DIMENSIONAL ETF TRUST (the "Trust") hereby appoint DAVID G. BOOTH, CATHERINE L. NEWELL, VALERIE A. BROWN, JEFF J. JEON, GERARD K. O’REILLY, DAVID P. BUTLER, CAROLYN L. O, LISA M. DALLMER, BERNARD J. GRZELAK, JAN MILLER, ERIC HALL, RYAN P. BUECHNER and JAMES J. TAYLOR (with full power to any one of them to act) as attorney-in-fact and agent, in all capacities, to execute and to file any of the documents referred to below, relating to the Trust’s registration statement on Form N‑1A under the Investment Company Act of 1940 (the “1940 Act”) and under the Securities Act of 1933 (the “1933 Act”), including any and all amendments thereto, covering the registration of the Trust as an investment company and the sale of shares by the Trust, including all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, including applications for exemptive order rulings. Each of the undersigned grants to each of said attorneys full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he/she could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.
The undersigned officers and directors hereby execute this Power of Attorney as of the 24th day of June, 2021.
/s/ David P. Butler	/s/ Gerard K. O’Reilly
David P. Butler, Co-Chief Executive Officer	Gerard K. O’Reilly, Co-Chief Executive Officer and Chief Investment Officer

/s/ David G. Booth	/s/ Catherine L. Newell
David G. Booth, Chairman and Trustee	Catherine L. Newell, President and General Counsel

/s/ George M. Constantinides	/s/ Lisa M. Dallmer
George M. Constantinides, Trustee	Lisa M. Dallmer, Chief Operating Officer

/s/ Douglas W. Diamond	/s/ Myron S. Scholes
Douglas W. Diamond, Trustee	Myron S. Scholes, Trustee

/s/ Darrell Duffie	/s/ Abbie J. Smith
Darrell Duffie, Trustee	Abbie J. Smith, Trustee

/s/ Roger G. Ibbotson	/s/ Ingrid M. Werner
Roger G. Ibbotson, Trustee	Ingrid M. Werner, Trustee

/s/ Jan Miller
Jan Miller, Vice President, Chief Financial Officer, and Treasurer